EXHIBIT 99.1


MICROISLET TO ADVANCE PRODUCT DEVELOPMENT WITH DEFINITIVE AGREEMENT FOR $12.8 MILLION PRIVATE PLACEMENT

SAN DIEGO, MARCH 10, 2004 - MicroIslet Inc. (OTCBB: MIIS) announced today that it has entered into agreements for the sale of common stock for gross proceeds of approximately $12.8 million. The purchasers included new and existing institutional, strategic and accredited investors. The company has agreed to sell an aggregate of approximately 9.8 million shares and to issue to the investors five-year warrants to purchase an aggregate of approximately 4.9 million shares.

Burnham Hill Partners and Duncan Capital served as non-exclusive placement agents for the offering.

The proceeds of the financing are expected to be used for working capital purposes to further development of the company's MicroIslet-PTM product candidate. The proceeds are projected to be sufficient to fund the company's operations for the next eighteen months, through completion of formal animal studies in anticipation of filing an Investigational New Drug application with the Food and Drug Administration.

John Steel, Chairman and Chief Executive Officer of MicroIslet said, "We are proud to have successfully raised capital at this level. I am particularly pleased by the participation in the financing of recognized institutions in the health care sector."

Dr. Haro Hartounian, President and COO of MicroIslet, said, "MicroIslet will now have the funding necessary to advance our lead product candidate to human trials and to evaluate novel technologies in the fields of diabetes and cell transplantation therapies."

This announcement does not constitute an offer to sell or a solicitation of an offer to buy securities of MicroIslet. These securities have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. MicroIslet has agreed to file a registration statement covering the resale of the shares of common stock subject to this offering. Burnham Hill Partners is a division of Pali Capital Inc, a NASD registered broker dealer. Duncan Capital is also a NASD registered broker dealer

ABOUT MICROISLET
MicroIslet is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for people with insulin-dependent diabetes. MicroIslet's patented islet transplantation technology, exclusively licensed from Duke University, includes methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. MicroIslet is working to develop and commercialize a first product, called MicroIslet-PTM, a microencapsulated porcine islet cell suspension that will be used for transplantation in patients with insulin-dependent diabetes.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS PRESS RELEASE, INCLUDING THE EXPECTATION OF DEVELOPMENT OF NEW THERAPEUTIC PRODUCTS, AND THE IMPACT OF MICROISLET'S PRODUCTS ON DIABETES PATIENTS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING THE RISKS AND UNCERTAINTIES INHERENT IN MEDICAL TREATMENT DISCOVERY, DEVELOPMENT AND COMMERCIALIZATION, THE RISKS AND UNCERTAINTIES ASSOCIATED WITH MICROISLET'S EARLY STAGE XENOTRANSPLANTATION TECHNOLOGIES, THE RISKS AND UNCERTAINTIES OF GOVERNMENTAL APPROVALS AND

REGULATION, MICROISLET'S NEED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL TO PROCEED THROUGH HUMAN CLINICAL TRIALS AND BRING ANY PRODUCT TO MARKET, THE RISKS THAT MICROISLET'S COMPETITORS WILL DEVELOP OR MARKET TECHNOLOGIES OR PRODUCTS THAT ARE MORE EFFECTIVE OR COMMERCIALLY ATTRACTIVE THAN MICROISLET'S PRODUCTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN MICROISLET'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. MICROISLET DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

For more information, please visit our Web site at www.microislet.com.

For further information, please contact: Haro Hartounian, Ph.D., President and Chief Operating Officer of MicroIslet, Inc., +1-858-657-0287,
Info@microislet.com.